UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 4, 2018
COWEN INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34516	27-0423711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
599 Lexington Avenue
New York, NY 10022
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (212) 845-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
Estimated Unaudited Assets Under Management
Cowen Inc. (together with its consolidated subsidiaries, the “Company”) is disclosing to investors in the private investment funds that it or its affiliates manage that, as of September 1, 2018, the Company’s estimated unaudited assets under management was approximately $11.1 billion, which reflects a net increase of approximately $0.37 billion since August 1, 2018. The Company’s estimate of assets under management is inclusive of performance for the month ended August 31, 2018 and capital flows as of September 1, 2018.

(a)
The Company owns between 15% and 55% of the general partners, investment managers or managing members of the real estate business, the healthcare royalty business, the activist business, and the equity long/short business. We do not possess unilateral control over any of the foregoing business. The Company owns 100% of the investment manager of the event-driven business.

(b)
These amounts include the Company's invested capital of approximately $173.1 million and $170.5 million as of September 1, 2018, and August 1, 2018, respectively (including interest in an “Undertakings for Collective Investment Trust” (or UCITs fund), which pursues a hedge fund-style strategy). Assets under management amounts are as of September 1, 2018 and include approximately $687 million of committed but undrawn capital that will be charged fees when invested.

(c)	These amounts include the Company's invested capital of approximately $5.5 million and $5.4 million as of September 1, 2018 and August 1, 2018, respectively.

(d)	This amount includes unfunded capital commitments.

(e)
Performance is net of all management and incentive fees and includes the effect of any foreign exchange translation adjustments and leverage in certain funds. Performance is calculated on the platform as a whole. Net returns of individual funds will vary.

(f)
The Company’s actively marked private funds products have varying liquidity terms ranging from daily to quarterly liquidity with less liquidity applying to certain co-investment vehicles. In 2010, the Company suspended redemption rights with respect to certain private funds that are being wound down. The private funds that have suspended redemptions rights represent approximately 3.19% of the total private fund assets under management.

(g)
Cowen Trading Strategies manages the assets of a collateralized debt obligation ("CDO"). The CDO is an amortizing pool of assets with cash returned to investors in periodic distributions as it becomes available. Assets under management reflects the outstanding face amount of such CDO. The Company owns 100% of the investment manager of the Cowen Trading Strategies business.

(h)
The real estate, healthcare royalty and private healthcare funds do not provide investors with redemption rights. Investors receive distributions upon dispositions of the of the funds’ underlying investments.

(i)	Includes the assets of separate accounts managed by the Company for non-institutional clients and the assets of private-equity style co-investment vehicles.

(j)
The Company began managing private healthcare funds in September 2015. This amount includes the Company’s investment of $40.3 million and $38.5 million as of September 1, 2018 and August 1, 2018, respectively. The Company owns 100% of the investment manager of the private healthcare business.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWEN INC.

Dated: October 4, 2018            By:     /s/ Owen S. Littman
Name:    Owen S. Littman
Title:     General Counsel